Exhibit 21.1

Subsidiaries of Las Vegas Sands Corp.

Legal Name	State or Other Jurisdiction of Incorporation or Organization

Asian Cultural & Recreational Promotion (II) Co., Limited	Hong Kong

BBLV, LLC	Nevada

Beijing Asia Travel Alliance Business Consulting Co., Ltd.	PRC

Bethlehem Works Owners Association, LLC	Pennsylvania

Cotai Ferry Company Limited	Macao

Cotai Strip Lot 2 Apart Hotel (Macau) Limited	Macao

Cotai Strip Lot 7 & 8 Development Limited	Macao

Cotai Waterjets (HK) Limited	Hong Kong

CotaiJet 311 Ltd.	Cayman Islands

CotaiJet 312 Ltd.	Cayman Islands

CotaiJet 313 Ltd.	Cayman Islands

CotaiJet 314 Ltd.	Cayman Islands

CotaiJet 315 Ltd.	Cayman Islands

CotaiJet 316 Ltd.	Cayman Islands

CotaiJet 317 Ltd.	Cayman Islands

CotaiJet 318 Ltd.	Cayman Islands

CotaiJet 319 Ltd.	Cayman Islands

CotaiJet 320 Ltd.	Cayman Islands

CotaiJet 350 Ltd.	Cayman Islands

CotaiJet 351 Ltd.	Cayman Islands

CotaiJet 352 Ltd.	Cayman Islands

CotaiJet 353 Ltd.	Cayman Islands

CotaiJet Holdings (II) Limited	Hong Kong

De Sarrollo de Suelo en Europa S.L.	Spain

Europe Land Development Holdings C.V.	Netherlands

Europe Land Development Intermediate B.V.	Netherlands

GBF, LLC	Nevada

Grand Canal Shops Mall MM Subsidiary, Inc.	Nevada

Las Vegas Sands (UK) Limited	United Kingdom

Las Vegas Sands, LLC	Nevada

Lido Casino Resort Holding Company, LLC	Delaware

Lido Intermediate Holding Company, LLC	Delaware

LV Noodle Concept, LLC	Nevada

LVCUT Associates, LLC	Nevada

LVS (Nevada) International Holdings, Inc.	Nevada

LVS Development Holdings LLC	Nevada

LVS Dutch Finance C.V.	Netherlands

LVS Dutch Holding B.V.	Netherlands

LVS International (Indonesia) Limited	Cayman Islands

LVS International (Malaysia) Sdn. Bhd.	Malaysia

LVS International (Singapore) Pte. Ltd.	Singapore

LVS International (South Korea) Ltd.	South Korea

LVS International (Taiwan) Limited	Taiwan

LVS International (Thailand) Co., Ltd.	Thailand

LVS International Holding (Thailand) Co., Ltd.	Thailand

LVS International Japan Ltd.	Japan

LVS Management Services, LLC	Nevada

LVS Marketing (India) Private Limited	India

Mall Intermediate Holding Company, LLC	Delaware

Marina Bay Sands Pte. Ltd.	Singapore

MBS Holdings Pte. Ltd.	Singapore

Paiza Air, LLC	Nevada

Palazzo Condo Tower, LLC	Nevada

Phase II Mall Holding, LLC	Nevada

Primewine, LLC	Nevada

Sands Aviation Aircraft LLC	Delaware

Sands Aviation Bermuda Ltd.	Bermuda

Sands Aviation, LLC	Nevada

Sands Bethworks Condominium Association	Pennsylvania

Sands Bethworks Gaming LLC	Pennsylvania

Sands Bethworks Retail LLC	Pennsylvania

Sands China Ltd.	Cayman Islands

Sands Cotai East Holdings Limited	Cayman Islands

Sands Cotai West Holdings Limited	Cayman Islands

Sands Expo & Convention Center, Inc.	Nevada

Sands IP Asset Management B.V.	Netherlands

Sands Mauritius Holdings	Mauritius

Sands Pennsylvania, Inc.	Delaware

Sands Venetian Security Limited	Macao

SCL IP Holdings, LLC	Nevada

TK Las Vegas, LLC	Delaware

Two Roads Las Vegas, LLC	Delaware

V-HK Services Limited	Hong Kong

Venetian (Zhuhai) Hotel Marketing Co., Ltd.	PRC

Venetian Casino Resort, LLC	Nevada

Venetian Cotai Hotel Management Limited	Macao

Venetian Cotai Limited	Macao

Venetian Global Holdings Limited	Cayman Islands

Venetian Macau Finance Company	Cayman Islands

Venetian Macau Limited	Macao

Venetian Marketing Services Limited	Hong Kong

Venetian Marketing, Inc.	Nevada

Venetian Orient Limited	Macao

Venetian Resort Development Limited	Cayman Islands

Venetian Retail Limited	Macao

Venetian Transport LLC	Delaware

Venetian Travel Limited	Macao

Venetian Venture Development Intermediate II	Cayman Islands

Venetian Venture Development Intermediate Limited	Cayman Islands

VML US Finance LLC	Delaware

WDR, LLC	Nevada

Zhuhai Cotai Information Services Co., Ltd.	PRC

Zhuhai Cotai Logistics Services Co., Ltd.	PRC